SEQUENT COMPUTER SYSTEMS, INC.

             Notice of Annual Meeting of Shareholders to be Held

                               May 20, 1998

To the Shareholders of Sequent Computer Systems, Inc.:

The Annual Meeting of Shareholders of Sequent Computer Systems, Inc., an Oregon corporation, will be held on Wednesday, May 20, 1998 at 9:00 am, Pacific Time, at the Company's facilities at 15450 S.W. Koll Parkway, Beaverton, Oregon, for the following purposes:

   1.  Electing six directors;

   2. Voting on approval of the Company's Employee Stock Purchase Plan, as amended;

   3. Voting on approval of the selection of Price Waterhouse as the Company's independent auditors; and

   4. Transacting such other business as may properly come before the meeting.

You are respectfully requested to date and sign the enclosed proxy and return it in the postage prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                            By Order of the Board of Directors

                            Karl C. Powell, Jr.,
                            Chairman of the Board
                            and Chief Executive Officer

March 18, 1998
Beaverton, Oregon


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                      SEQUENT COMPUTER SYSTEMS, INC.

                            PROXY STATEMENT

The mailing address of the principal executive offices of Sequent Computer Systems, Inc., an Oregon corporation (the "Company" or "Sequent"), is 15450 S.W. Koll Parkway, Beaverton, Oregon 97006-6063. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is April 10, 1998.

Upon written request to the Secretary, any person whose proxy is solicited by this proxy statement will be provided without charge a copy of the Company's Annual Report on Form 10-K.

                SOLICITATION AND REVOCABILITY OF PROXY

The enclosed proxy is solicited on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Wednesday, May 20, 1998. The Company will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails. Officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names. The Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies from brokers and other nominees at an estimated cost of $5,500 plus certain expenses.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Company, attention David B. Cunningham, Assistant Secretary, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke his proxy and vote in person unless he wishes to do so. All valid, unrevoked proxies will be voted at the annual meeting.


               VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The Common Stock is the only outstanding voting security of the Company.
The record date for determining holders of Common Stock entitled to vote at the annual meeting is March 18, 1998. On that date there were 43,493,962 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

The following table shows Common Stock ownership on March 1, 1998 by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the Common Stock, (ii) the Chief Executive Officer of the Company, (iii) the other executive officers of the Company named in the executive compensation table set forth below, and (iv) all directors and executive officers of the Company as of March 1, 1998 as a group:

Name and Address                               Shares(1)       Percent

The Capital Group Companies, Inc.             3,740,000(2)       8.7%
333 South Hope St.
Los Angeles, CA  90071

T. Rowe Price Associates, Inc.                3,480,000(3)       8.1%
100 E. Pratt St.
Baltimore, MD  21202

Karl C. Powell, Jr.                             789,049(4)       1.8%

John McAdam                                     284,804(5)        *

Steve S. Chen                                    47,750(6)        *

Robert S. Gregg                                 220,906(7)        *

7 directors and executive officers
as a group                                    1,622,339(8)       3.6%
------------------------
*Less than 1%.

(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated. Shares issuable pursuant to outstanding stock options that are currently exercisable or become exercisable within 60 days of the date of this table are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person.

(2) Based solely on information provided as of December 31, 1997 in a Schedule 13G filed by the shareholder. The shareholder reports sole dispositive power with respect to 3,740,000 shares.

(3) Based solely on information provided as of December 31, 1997 in a Schedule 13G filed by the shareholder. These securities are owned by various individuals and institutional investors which T. Rowe Price Associates
Inc. ("Price Associates") serves as investment advisor with power to
direct investments and/or sole power to vote the securities.   For
purposes of reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities, however Price Associates expressly disclaims that it is in fact the beneficial owner of such securities.

(4) Includes 112,000 shares held in trust for the benefit of Mr. Powell's family, as to which Mr. Powell has shared voting and dispositive power, and 632,237 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days. Mr. Powell also holds 100,000 shares of Common Stock of DP Applications, Inc., a subsidiary of the Company, representing approximately 2% of the equity of DP Applications, Inc. on a fully diluted basis.

(5) Includes 272,335 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days. Mr. McAdam also holds 100,000 shares of Common Stock of DP Applications, Inc., a subsidiary of the Company, representing approximately 2% of the equity of DP Applications, Inc. on a fully diluted basis.

(6) Includes 47,750 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days.

(7) Includes 202,667 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days. Mr. Gregg also holds 100,000 shares of Common Stock of DP Applications, Inc., a subsidiary of the Company, representing approximately 2% of the equity of DP Applications, Inc. on a fully diluted basis.

(8) Includes 1,348,819 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days.

                        ELECTION OF DIRECTORS

Immediately prior to the annual meeting, the Board of Directors of the Company will consist of six directors who are elected at the annual meeting to serve until the next annual meeting of shareholders and until their successors are elected. The Company's nominees for director are listed below, together with certain information about each of them. Mr. Gill is not currently a director.

                                                                          Shares of
                                                                         Common Stock
                                    Position with the                       held on
                                  Company and Principal                     March 1,   Approximate
     Name                              Occupation                 Age        1998(1)     percent

Karl C. Powell, Jr.               Chairman of the Board,           54       789,049(2)     1.8%
                                  Chief Executive Officer and
                                  Director of the Company

John McAdam                       President, Chief Operating       47       284,804(3)      *
                                  Officer and Director of
                                  the Company

Steve S. Chen                     Executive Vice President,        54        47,750(4)      *
                                  Chief Technology Officer and
                                  Director of the Company

Frank C. Gill                     Nominee for Director             54         0             *
                                  of the Company;
                                  Executive Vice President
                                  of Intel Corporation

Michael S. Scott Morton(5)(7)     Director of the Company;         60        43,900(8)      *
                                  Professor of Management at
                                  the Massachusetts Institute
                                  of Technology

Robert W. Wilmot(5)(6)            Director of the Company;         53       235,930(9)      *
                                  Chairman of the Board of
                                  Wilmot Capital
-----------------
*Less than 1%.

(1) Shares held directly with sole voting and sole dispositive power unless otherwise indicated.

(2) Includes 112,000 shares held in trust for the benefit of Mr. Powell's family, as to which Mr. Powell has shared voting and dispositive power, and 632,237 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days. Mr. Powell also holds 100,000 shares of Common Stock of DP Applications, Inc., a subsidiary of the Company, representing approximately 2% of the equity of DP Applications, Inc. on a fully diluted basis.

(3) Includes 272,335 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days. Mr. McAdam also holds 100,000 shares of Common Stock of DP Applications, Inc., a subsidiary of the Company, representing approximately 2% of the equity of DP Applications, Inc. on a fully diluted basis.

(4) Includes 47,750 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days.

(5) Member of Compensation Committee.

(6) Member of Audit Committee.

(7) Member of Nominating Committee.

(8) Includes 42,900 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days.

(9) Includes 150,930 shares of Common Stock subject to options that are currently exercisable or become exercisable within 60 days. Dr. Wilmot also holds 180,000 shares of Restricted Common Stock, 695,537 shares of Preferred Stock and warrants to purchase 193,548 shares of Preferred Stock of DP Applications Inc., a subsidiary of the Company, representing approximately 19% of the equity of DP Applications, Inc. on a fully diluted basis.

Mr. Powell, a co-founder of the Company, is Chairman of the Board and Chief Executive Officer and has been a director since 1983. Mr. Powell has served as the Company's sole Chief Executive Officer or shared the Office of the Chief Executive with the other co-founder of the Company since the Company's inception. From 1974 to 1983, Mr. Powell was employed by Intel Corporation, where his most recent position was General Manager for Microprocessor Operations. Mr. Powell served on the National Board of Directors of the American Electronics Association from 1985 to 1986. He holds a B.S. degree in mechanical engineering from the U.S. Merchant Marine Academy.

Mr. McAdam, President and Chief Operating Officer, became a director of the Company in November 1995. Mr. McAdam joined the Company in August 1989 as U.K. Sales Director. He became U.K. General Manager in January 1991, Vice President and General Manager of European Operations in October 1992, and Senior Vice President of European and Asian Operations in January 1994. He was promoted to President and Chief Operating Officer in February 1995. Prior to joining the Company, Mr. McAdam was employed for 10 years by Data General U.K. Ltd., serving most recently as Regional Manager, Public Sector, Finance and Government Market. Mr. McAdam holds a degree in Computer Sciences from Glasgow University.

Mr. Chen  joined the Company in July 1996 as Executive Vice President,
Chief Technology Officer and a Director. Prior to joining Sequent, Mr. Chen served as President and Chief Executive Officer of Chen Systems Corporation,
co-founded by Mr. Chen in 1993.   From 1979 to 1987, Mr. Chen was employed by
Cray Research Inc., serving most recently as a Senior Vice President. In 1987, Mr. Chen co-founded Supercomputer Systems, Inc., serving as President and Chief Executive Officer, responsible for funding, formation and management of an international multi-corporation supercomputer development partnership. He is also a director of Storage Computer Corporation.

Mr. Gill is Executive Vice President of Intel Corporation and has been employed there since 1975. Since 1997 he has been running the Small Business and Networking Group. From 1990 to 1997, he lead the Systems Group which included the OEM motherboard and systems operations and networking products. From 1987 to 1990 Mr. Gill was head of Intel's world wide sales operations and was elected senior vice president in 1989. Prior to 1987 he held a variety of
sales and marketing roles.   Mr. Gill holds a BS degree in electrical
engineering from the University of California at Davis. He is a director of Telcom Semiconductor.

Dr. Scott Morton has been a director of the Company since 1991. Dr. Scott Morton is the Jay W. Forrester Professor of Management at the Sloan School of Management and was Chairman of the Faculty for the Senior Executive Program at M.I.T. He has also served as Program Director of the Management in the 1990s Research Program and as Associate Dean of the Sloan School of Management at M.I.T. Dr. Scott Morton is a Trustee of the State Street Research Funds , the Metropolitan Life Series Funds and a director of the Merrill Corporation.

Dr. Wilmot has been a director of the Company since 1992. Dr. Wilmot is Chairman of Wilmot Capital, a private venture capital firm with a high tech portfolio, and has been a consultant to the Company since January 1987. He has also been an advisor to the Board of Directors since November 1988. Dr. Wilmot was a managing director of Texas Instruments, Ltd. from 1978 to 1981. From 1981 to 1985 he was Chief Executive and then Chairman of I.C.L., Britain's
major computer company.   Previous founding investments include The OASIS
Group (now a Sybase subsidiary), Poqet Compute (now a Fujitsu subsidiary), Integrity Arts (now a Sun Microsystems subsidiary) and Vxtreme (now a Microsoft subsidiary).

The Board of Directors met eight times during the last fiscal year. Each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and the committees of which he was a member. The only standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee. The Audit Committee, which met three times in 1997, recommends selection of independent accountants to the Board of Directors and reviews the scope and results of audits. The Compensation Committee, which met eight times during 1997, reviews and establishes compensation for executive officers and considers incentive compensation alternatives for the Company's employees. The Nominating Committee, which met two times during 1997, seeks and makes recommendations concerning qualified candidates to serve on the Company's Board of Directors. Shareholders who wish to submit names to the Nominating Committee for consideration should do so in writing addressed to the Nominating Committee, c/o David B. Cunningham, Assistant Secretary, c/o Sequent Computer Systems, Inc., 15450 SW Koll Parkway, Beaverton, Oregon 97006.

Director Compensation

Directors who are not employees of the Company are paid an annual retainer of $15,000 plus an attendance fee of $1,000 per day for each board meeting and related travel expenses. Members of the Audit, Compensation and Nominating Committees receive $1,000 per meeting, whether such meeting is held in person or via teleconference, provided such meeting is held independent of and not
during a regular session of the Board of Directors.   Under the Company's
stock plans, each person who becomes a non-employee director of the Company automatically receives an initial option to purchase 10,000 shares of the Company's Common Stock. Each non-employee director automatically receives additional annual grants of options to purchase 5,000 shares, provided the non-employee director continues to serve in that capacity. Members of the Compensation, Audit and Nominating Committees receive annual option grants for 2,000 shares for participation on each such committee. Each option granted to a non-employee director has an exercise price equal to 85% of the fair market value of the Company's Common Stock on the date of grant and has a term of ten years. Options become exercisable to the extent of 24% of the shares one year after the date of grant and become exercisable to the extent of 2% each month thereafter. Dr. Wilmot performs consulting services relating to the Company's European operations (for which he is paid $1,000 per day plus travel expenses). In 1997 he was paid $26,800 under this consulting arrangement and received options to purchase a total of 5,333 shares of Common Stock (with exercise prices equal to 85% of fair market value on the date of grant). Dr. Wilmot also performs consulting services for DP Applications, Inc., a subsidiary of the Company. In connection with these consulting services he purchased 180,000 shares of Restricted Common Stock of DP Applications at $.15 per share, which was determined by the Board of Directors of DP Applications to be equal to the fair market value of the stock.

Voting

The proxies will be voted with respect to the election of the nominees in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of the nominees. If for some unforeseen reason any of the nominees would not be available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the meeting or the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

The Board of Directors recommends election of the nominees listed above. Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to the Chief Executive
Officer of the Company and the other three executive officers of the Company for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years.


                                                                        Long-Term Compensation
                             Annual Compensation (1)                              Awards
     Name and                                                        Restricted       Securities
     Principal                                                         Stock          Underlying     All Other
     Position              Year     Salary        Bonus       Other   Awards($)     Options(#)(2)     Compensation(3)
Karl C. Powell, Jr.        1997     $577,512     $575,221       _          _        375,000        $11,550
Chairman of the            1996     $550,008     $210,309       _          _(4)     600,000(5)      $7,603
Board and Chief            1995     $517,342     $112,868       _          _        562,500         $9,587
Executive Officer

John McAdam                1997     $428,017     $385,937       _          _        300,000       $104,062(6)
President , Chief          1996     $400,008     $131,103       _          _(4)     275,000(5)     $69,444(6)
Operating Officer          1995     $364,582     $63,754        _   $108,750(7)     155,000       $613,570(6)
and Director

Steve S. Chen              1997     $309,000     $216,766       _          _         48,000        $29,941(8)
Executive Vice             1996     $150,000      $37,691       _          _        100,000        $33,425(8)
President, Chief           1995         _            _          _          _            _              _
Technology Officer
and Director

Robert S. Gregg            1997     $272,520     $204,309       _          _         48,000         $9,537
Sr. Vice President of      1996     $250,238      $68,346       _          _(4)     174,500(5)      $3,185
Finance & Legal and        1995     $233,758     $34,496        _          _         89,500         $4,980
Chief Financial Officer

(1) Includes compensation deferred at the election of the executive under the Company's 401(k) Plan. Under the Company's 401(k) Plan, officers and other employees of the Company may elect to defer up to 15% of their compensation, subject to limitations under the Internal Revenue Code. Amounts deferred are deposited by the Company in a trust account for distribution to employees upon retirement, attainment of age 59 to 62, permanent disability, death, termination of employment or the occurrence of conditions constituting extraordinary hardship.

(2) Represents shares of Common Stock issuable upon exercise of nonstatutory stock options granted under the Company's 1989 Stock Incentive Plan, the 1995 Stock Incentive Plan and/or the 1997 Stock Option Plan.

(3) Represents Company contributions under the Company's deferred compensation plan, retirement plan for a foreign subsidiary and matching contributions under the Company's 401(k) Plan, except as otherwise indicated.

(4) During 1996 Messrs. Powell, McAdam and Gregg each purchased 100,000 shares of restricted Common Stock of DP Applications, Inc., a subsidiary of the Company ("DP") , at a price of $.15 per share. These shares vest over approximately four years based on continued employment of the executive with Sequent. There is no public market for the stock of DP and the market value of these shares at the end of fiscal 1997 was not readily ascertainable.

(5) Represents options granted in 1996 in replacement of options granted during 1995 at higher exercise prices. The number of options granted in 1996 (excluding options granted to replace cancelled options) was 37,500 shares for Mr. Powell, 120,000 shares for Mr. McAdam and 85,000 shares for Mr. Gregg.

(6) In connection with Mr. McAdam's appointment as President and Chief Operating Officer, the Company made special payments on his behalf related to the relocation of Mr. McAdam and his family from England to the United States. The amounts include relocation expenses, the down payment on his new home, a relocation bonus, travel costs for his family, interest, tax and insurance payments for his new home in the US, overseas expatriate reimbursement for property management of his home in the UK, pension payments and reimbursements of taxes to cover the withholding due on the
above mentioned payments.   These amounts totaled  $613,570 in 1995,
$69,444 in 1996 and $104,062 in 1997.

(7) Represents the market price of the Common Stock on the grant date multiplied by the number of shares granted. On December 31, 1997 5,000 shares of Common Stock were restricted. These shares become vested to the extent of 2,500 shares on each of February 7, 1998 and February 7, 1999 subject to continued employment and, once vested, will no longer be subject to any restrictions.

(8) In connection with Mr. Chen's appointment as Executive Vice President and Chief Technical Officer, the Company agreed to pay for expenses related
to the relocation of Mr. Chen and his family.   The total amount paid for
relocation expenses was $33,425 in 1996 and $26,741 in 1997.


Stock Option Grants in Last Fiscal Year

The following table provides information regarding stock options granted in 1997 to the named executive officers.

                                            Individual Grants
                                    Percent of
                                       Total
                       Number of      Options      Grant
                         Shares     Granted to   Date Fair
                       Underlying    Employees     Market     Exercise                  Grant Date
                         Options     in Fiscal     Value        Price     Expiration   Present Value
     Name               Granted(1)      Year     per Share    per Share     Date           $  (2)

Karl C. Powell, Jr.     125,000(3)      3.5%       $17.44      $17.44     1/02/07       $1,021,888
                        250,000(4)      7.0%       $21.38      $21.38    12/16/07       $2,129,825

John McAdam             100,000(3)      2.8%       $17.44      $17.44     1/02/07         $817,510
                        200,000(4)      5.6%       $21.38      $21.38    12/16/07       $1,703,860

Steve S. Chen            23,000(3)       *         $17.44      $17.44     1/02/07         $188,027
                         25,000(4)       *         $21.38      $21.38    12/16/07         $212,983

Robert S. Gregg          23,000(3)       *         $17.44      $17.44     1/02/07         $188,027
                         25,000(4)       *         $21.38      $21.38    12/16/07         $212,983
----------------
* Less than 1%.

(1) Under the terms of the Company's stock incentive plans, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Upon such acceleration, the optionee has the right to cause the Company to repurchase the option for a cash amount calculated in accordance with a formula set forth in the plan. Each of the options is subject to early termination in the event of termination of employment. Each option terminates 12 months after termination following death or disability and 30 days after termination for any other reason.

(2) Although the Company believes that it is not possible to place a value on an option, in accordance with the rules of the Securities and Exchange Commission, the Company has used a Black-Scholes model of option valuation
to estimate grant date present value.   The actual value realized, if any,
may vary significantly from the values estimated by this model.   Any
future values realized will ultimately depend upon the excess of the stock
price over the exercise price on the date the option is exercised.   The
assumptions used to estimate the grant date present value of this option were volatility (56%), average risk-free rate of return (5.97%), dividend yield (0) and time of exercise (3 years).

(3) This option becomes exercisable in equal installments of 25% in 1998, 1999, 2000 and 2001, subject to continued employment.

(4) This option becomes exercisable in equal installments of 50% in 1998 and 1999, subject to continued employment.


Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table indicates (i) stock options exercised by the named executive officers during 1997, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of January 3, 1998, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock.

                                                               Number of                  Value of
                                                             Shares Subject              Unexercised
                                                             to Unexercised              In-the-Money
                         Number of                                Options                 Options
                           Shares                           at Fiscal Year End       at Fiscal Year End
                          Acquired         Value              (Exercisable/             (Exercisable/
Name                     on Exercise     Realized(1)         Unexercisable)(2)         (Unexercisable)

Karl C. Powell, Jr.        62,953          $688,548          461,403(exercisable)     $4,509,700(exercisable)
                                                           1,005,776(unexercisable)   $6,611,097(unexercisable)

John McAdam                  0                _              215,668(exercisable)     $2,024,231(exercisable)
                                                             428,332(unexercisable)   $1,805,541(unexercisable)

Steve S. Chen                0                _               39,750(exercisable)       $451,696(exercisable)
                                                             108,250(unexercisable)     $922,179(unexercisable)

Robert S. Gregg              0                _              172,834(exercisable)     $1,683,480(exercisable)
                                                             113,166(unexercisable)     $691,764(unexercisable)


(1) Aggregate market value of the shares covered by the option, less the aggregate price paid by the executive.

(2) Calculated based on the stock price on January 2, 1998.

Change of Control Agreements

The Board of Directors has approved change of control agreements between the Company and the executive officers. If an executive officer is involuntarily terminated within 18 months after a change of control, the executive officer would receive a severance payment equal to 12 or 24 months of base salary, a bonus based on "on-target earnings" and continued health insurance for 12 months. The severance amount would be 24 months for Messrs. Powell, McAdam and Gregg and 12 months for Mr. Chen. In addition, if Mr. Powell leaves the Company voluntarily within 12 months following a change of control, he would receive a severance payment equal to 12 months of his base salary plus a bonus based on "on-target earnings" and Mr. Powell would receive an additional amount to reimburse him for any excise taxes incurred in connection with any change of control severance payments.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee also is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

The Company's objectives for executive compensation are to (i) attract and retain key executives important to the long term success of the Company; (ii) reward executives for performance and enhancement of shareholder value; and
(iii) align the interests of the executive officer with the success of the Company by basing a portion of the compensation upon corporate performance.

Executive Officer Compensation Program. The Company's executive officer compensation program is comprised of base salary, quarterly and annual cash incentive compensation, and long term incentive compensation in the form of stock options.

Base salary levels for the Company's executive officers are set relative to companies of similar size in the electronics industry and other comparable companies. There are 54 companies in the comparative group, 6 of which are included in the S&P Computer Systems Index referred to in the table on page 12 of this proxy statement. The companies included in the comparative group sell electronic hardware and software and are believed to be companies that the Company competes with in attracting and retaining executives. Of the 54 companies included in the comparative group, 31 companies have revenues under $500 million and 23 companies have revenues over $500 million. Base salaries for executive officers of the Company are generally in the 50 to 75 percentile of the range of salaries of the comparable companies in the surveys considered by the Committee. In determining salaries, the Company also takes into account individual experience, job responsibility and individual performance. The Committee does not assign a specific weight to each of these factors in establishing base salaries.

The Company's Management Incentive Plan is an annual incentive program for executive officers and key managers based on quarterly and annual performance of the Company and individual contributions. The purpose of the plan is to provide a direct financial incentive in the form of quarterly and annual cash bonuses to executives to achieve predetermined levels of Company performance. Company performance measures and participant target bonus amounts are set at the beginning of each fiscal year. The performance measures for 1997 and relative importance in calculating the bonus amount were: revenues (50%), economic value added (25%) and achieving individual performance goals (25%). The bonus amount based on Company performance is multiplied by a revenue multiplier. Target bonuses for each executive officer were set by the Committee in relation to base salary and level of responsibility within the Company and are generally in the 50 to 75 percentile of the range of cash bonuses of the comparable companies in the survey considered by the Committee. The Company's performance in 1997 resulted in bonus amounts equal to 127% of the target bonus amounts, prior the application of the factor relative to individual performance.

The Company's stock option program is intended as a long term incentive plan for executives, managers and other employees broadly within the Company. The objectives of the program are to align employee and shareholder long term interests by creating a strong and direct link between compensation and shareholder value. The Company's stock incentive plans authorize the Committee to award stock options to executive officers and other employees of the Company. Stock options for new employees (including new officers) are granted at an option price equal to 85 percent of fair market value of the Company's Common Stock on the date of grant. Options are granted to new officers at a discount from market as an additional incentive for new officers to join the Company. In most cases new officers will forfeit significant stock options or other benefits from a prior employer. Options granted to existing officers and employees are granted at fair market value of the Common Stock on the date of grant. Initial stock options become exercisable to the extent of 24 percent of the shares one year after the date of grant and to the extent of 2 percent of the shares each month thereafter. Additional grants to existing officers and employees are generally made annually. Stock options have 10-year terms and generally terminate in the event of termination of employment. The amount of stock option grants for an individual is at the discretion of the Committee and depends upon the level of responsibility and position in the Company.

Section 162(m) of the Internal Revenue Code of 1986, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The levels of salary and bonus generally paid by the Company do not exceed this limit. Under IRS regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's current policy generally to grant options that meet the requirements of the regulations.

Chief Executive Officer Compensation. The Committee determined the Chief Executive Officer's compensation for 1997 based upon a number of factors and criteria. The Chief Executive Officer's base salary was determined based upon a review of the salaries of chief executive officers for similar companies of comparable size and complexity and upon a review by the Committee of the Chief Executive Officer's performance and is not based on the Company's performance. The Chief Executive Officer's 1997 salary and target bonus amounts were set at approximately the median for salaries and bonuses for chief executive officers of the companies in the comparative group. The Chief Executive Officer received a bonus for 1997 based on Company performance as measured under the Company's 1997 Management Incentive Plan described above and his individual performance.

During 1997 the Chief Executive Officer was granted options to purchase 375,000 shares of Common Stock as a part of the Company's annual option grant programs. The number of shares granted in 1997 was based on a subjective determination of the number of shares needed in 1997 as part of this long-term program.

                                      Robert C. Mathis
                                      Michael S. Scott Morton
                                      Robert W. Wilmot



Comparison of Five Year Cumulative Total Return

The following graph provides a comparison of the five year cumulative total shareholder return on (i) the Company's Common Stock, (ii) the S&P 500 Index and (iii) the S&P Computer Systems Index, in each case assuming the reinvestment of any dividends.

                  1992     1993     1994      1995      1996      1997
S&P Computer
Systems Index      100    103.79    134.04    178.38    238.84    349.61

S&P 500 Index      100    110.08    111.53    153.45    188.68    251.63

Sequent Computer
Systems, Inc.      100     73.05     94.61     69.46     85.03     95.81


The graph assumes that $100 was invested on January 3, 1993 in Company Common Stock, the S&P 500 Index and the S&P Computer Systems Index, and that all dividends were reinvested.


                           CERTAIN TRANSACTIONS

During 1996 Sequent leased an airplane (the "Airplane") from a corporation owned by Karl C. Powell, Jr. The Airplane is leased by Sequent pursuant to a three-year lease ending on September 30, 1999 and providing for monthly airplane lease fees of $50,000. Under the lease, Sequent is responsible for all maintenance expenses, storage expenses and insurance premiums relating to the Airplane. The terms of this lease including the monthly fees, are believed to be more favorable to Sequent than the rates that would be charged by an unrelated lessor to lease a comparable airplane, and, based on Sequent's usage of the Airplane, are also less than the amounts Sequent would pay to lease a comparable airplane on an hourly basis. During the last fiscal year, Sequent paid $1,516,246 in lease fees, insurance premiums, hangar fees, maintenance expenses and reserves related to the Airplane.

In 1997, Sequent paid $451,000 to Team Scandia (and its predecessor) to sponsor a race car in professional competitions in connection with the promotion, marketing and advertising of Sequent's products. For the 1998 racing season, Sequent will pay Team Scandia $450,000 under a similar sponsorship arrangement. Since January 1997, the race car has been driven in professional competitions by Karl C. Powell, Jr.'s daughter, Cristen Powell. Ms. Powell is paid $65,000 a year for driving the Team Scandia car in professional competitions.

During the period July 1996 through December 1997 the Company loaned a total of $936,000 to DP Applications, Inc., a subsidiary of the Company, to fund its start-up operation. During 1997 the Board of Directors approved a $2.5 million line of credit to fund additional start-up costs, fixed assets and receivables. The loan of $936,000 is due on demand and loans under the line of credit are due in December 1998. The loans bear interest at 10%. At February 28, 1998 an aggregate of $1,490,000 was outstanding under these loans. Dr. Wilmot, a director of the Company, owns or has the right to acquire approximately 19% of the equity of DP Applications on a fully diluted basis and Messrs. Powell, McAdam and Gregg each own approximately 2% of the equity on a fully diluted basis.

                         PROPOSAL TO APPROVE
                  THE EMPLOYEE STOCK PURCHASE  PLAN,
                            AS AMENDED

A total of 6,950,000 shares of Common Stock have been reserved for the Employee Stock Purchase Plan (the "Purchase Plan"). As of March 1, 1998, only 1,546,245 shares remained available for purchase under the Purchase Plan. The Board of Directors believes that it is desirable for the Company to continue to provide the opportunity for employees to acquire Common Stock through the Purchase Plan. Accordingly, subject to shareholder approval, the Board of Directors has adopted an amendment to the Purchase Plan reserving an additional 1,750,000 shares for issuance under the Purchase Plan. The Board has made other changes to the Purchase Plan, subject to shareholder approval. The following is a summary of the basic provisions of the Purchase Plan, a complete copy of which, marked to indicate the proposed changes, is attached to this Proxy Statement as Appendix B.

Description of the Purchase Plan

The purpose of the Purchase Plan is to provide a convenient and practical means by which employees may participate in stock ownership of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of Common Stock pursuant to the Purchase Plan is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees.

The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is administered by the Board of Directors. The Board has the power to make and interpret all rules and regulations it deems necessary to administer the Purchase Plan and has broad authority to amend the Purchase Plan, subject to certain amendments requiring shareholder approval.

All regular status employees of the Company and its subsidiaries, including the Company's officers, are eligible to participate in the Purchase Plan. Eligible employees may elect to contribute from 2% to 10% of their cash compensation during each pay period. Each participant may enroll in an 18-month offering in which shares of Common Stock are purchased on the last business day of each three-month period of an offering. A separate offering commences on March 1, June 1, September 1 and December 1 of each year (the "Enrollment Dates"). The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Common Stock on the Enrollment Date of the Offering or (b) the fair market value on the date of purchase.

Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason other than death, retirement or disability of the participant, the payroll deductions credited to the participant's account will be returned to the participant. Upon termination of the participant's employment because of death, retirement or disability, the payroll deductions credited to the participant's account will be used to purchase shares on the next purchase date. Any remaining balance will be returned to the participant or his or her beneficiary. As of March 1, 1998, there were 2,913 employees of the Company eligible to participate in the Purchase Plan and 2,165 employees participating.

The Board of Directors has approved amendments to the Purchase Plan, subject to shareholder approval, that would (a) add an additional 1,750,000 shares to the Purchase Plan, (b) permit the Board of Directors to designate subsidiaries of the Company whose employees can participate in the Purchase Plan, (c) permit the plan administrator to adopt procedures to permit participation in the Purchase Plan by employees who are foreign nationals or employed outside the United States and (d) permit the Board of Directors to change the duration of offering periods with respect to future offerings, except that no offering period can be longer than 18 months. The purpose of the amendments are to increase the number of shares available under the Purchase Plan and to increase the Company's flexibility in administering the Purchase Plan.

Federal Income Tax Consequences

The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the Purchase Plan either at the time of enrollment or at any purchase date within an Offering.

If the participant disposes of shares purchased pursuant to the Purchase
Plan more than two years from the Enrollment Date and more than one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the Enrollment Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

If the participant disposes of shares purchased pursuant to the Purchase
Plan within two years after the Enrollment Date or within one year after the Purchase Date, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning employee stock purchase plans.

Purchases Under the Purchase Plan

The following table indicates shares purchased under the Purchase Plan during the last fiscal year and since the inception of the plan in 1987 by the named executive officers, by all executive officers as a group and by all employees (excluding executive officers) as a group:

                              Shares Purchased          Shares Purchased
                                  in 1997                  since 1987
     Name                  Dollar        Number       Dollar        Number
 and Position              Value(1)     of Shares     Value(1)     of Shares

Karl C. Powell, Jr.         $24,006       1,754       $216,853      26,094

John McAdam                 $23,033       2,039       $118,884      17,374

Steve S. Chen                    $0           0             $0           0

Robert S. Gregg             $31,866       2,698       $156,135      19,837

All Executive Officers
(4 persons)                 $78,905       6,491       $491,872      63,305

All employees,
excluding executive
officers                $12,707,229   1,120,937    $34,617,936   4,940,121

(1) "Dollar Value" equals the difference between the price paid for shares purchased under the Purchase Plan and the fair market value of the shares on the purchase date.

Recommendation by the Board of Directors

The Board of Directors recommends that the Purchase Plan, as amended, be approved. The proposal must be approved by the holders of at least a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the annual meeting. Abstentions have the effect of "no" votes in determining whether the Purchase Plan, as amended, is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote. The proxies will be voted for or against the proposal, or an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Purchase Plan.

                   APPROVAL OF SELECTION OF AUDITORS

The Board of Directors has selected Price Waterhouse LLP as the
Company's independent auditors for the current fiscal year and is submitting the selection to the shareholders for approval. Price Waterhouse LLP has audited the financial statements of the Company since incorporation. Proxies will be voted in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for approval of the selection of Price Waterhouse LLP as independent auditors. Representatives of Price Waterhouse LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's executive officers, directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the last fiscal year ending on January 3, 1998.

                        DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

                         SHAREHOLDER PROPOSALS

Any shareholder proposals to be considered for inclusion in proxy material for the Company's 1999 annual meeting must be received at the principal executive offices of the Company not later than December 11, 1998.


                                By Order of the Board of Directors

                                Karl C. Powell, Jr.
                                Chairman of the Board
                                and Chief Executive Officer

April 13, 1998


                                                                   Appendix A
                    SEQUENT COMPUTER SYSTEMS, INC.
                     EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I

                               PURPOSE

The purpose of the Sequent Computer Systems, Inc. Employee Stock Purchase
Plan (the "Plan") is to provide a convenient and practical means through which eligible employees of Sequent Computer Systems, Inc. (the "Company") and its Participating Subsidiaries (hereinafter defined) may participate in stock ownership of the Company. The Company believes the Plan will be to the mutual benefit of the employees and the Company by creating a greater community of interest between the Company's stockholders and its employees and by permitting the Company to compete with other companies in obtaining and retaining the services of competent employees. The Company intends that the Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986. Further, the Company intends that the Plan shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934.

                               ARTICLE II

                               DEFINITIONS

The following terms, when capitalized, shall have the meanings specified below unless the context clearly indicates to the contrary.

2.1 Account shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Shares. A Participant shall be fully vested in the cash contributions to his or her Account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the accounts are not expressly authorized by the Plan.

2.2 Beneficiary shall mean a person or entity entitled under Section 7.2 to receive shares purchased by, and any remaining balance in, a Participant's Account on the Participant's death.

2.3  Board of Directors shall mean the Board of Directors of the Company.

2.4 Business Day shall mean a day on which the public equity securities markets in the United States are open for trading.

2.5 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6 Committee shall mean the Committee appointed by the Board of Directors in accordance with Section 9.1 of the Plan.

2.7 Compensation shall mean the total cash compensation (except as otherwise set forth below) paid to an Employee in the period in question for services rendered to the Employer by the Employee while a Participant. Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred or cafeteria plan that is maintained by the Employer. An Employee's Compensation shall not include:

    (a) severance pay;

    (b) hiring or relocation bonuses;

    (c) pay in lieu of vacations or sick leave.

2.8 Common Stock shall mean the common stock, par value $.01 per share, of the Company.

2.9 Company shall mean Sequent Computer Systems, Inc., an Oregon corporation.

2.10 Custodian shall mean the investment or financial firm appointed by the Plan Administrator to hold all Shares issued pursuant to the Plan.

2.11 Custodian Account shall mean the account maintained by the Custodian for a Participant under the Plan. By enrolling in the Plan initially and completing a Payroll Deduction Authorization Form, the Participant authorizes the Company to open an account with the Custodian and authorizes the delivery to the Custodian all Shares issued for the Participant Account.

2.12 Disability shall refer to a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Employee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an Employee of the Company. Disability shall be deemed to have occurred on the first day after the Company and two independent physicians have furnished their opinion of Disability to the Plan Administrator.

2.13 Employee shall mean an individual who renders services to his or her Employer pursuant to a regular-status Employment relationship with such Employer. A person rendering services to an Employer purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

2.14 Employer shall mean, collectively, the Company and any Participating Subsidiary (as hereinafter defined) [Subsidiary], or any successor entity that continues the Plan, or all such entities collectively. All Employees of entities which constitute the Employer shall be treated as employed by a single company for all Plan purposes, except that:

    (a) No person shall become a Participant except while employed by an entity which is an Employer;

    (b) A Participant shall cease to be a Participant if he or she transfers to an entity which is not an Employer and ceases to be employed by an Employer;

    (c) An Employer shall cease to be an Employer for purposes of the Plan, and a Participant who is an employee of such an Employer shall cease to be a Participant, upon the happening of any event or the consummation of any transaction which causes such Employer to cease being an Employer, as defined above; and

    (d) Amounts paid by entities other than the Employer shall be ignored in determining Compensation under the Plan.

In contexts in which actions are required or permitted to be taken or notices to be given, the Employer shall mean the Company or any successor corporation.

2.15 Employment shall mean the period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Article XI.

2.16  Enrollment Date shall mean the first day of each Offering.

2.17 Offering shall mean any one of the separate overlapping 18-month periods commencing on March 1, June 1, September 1, and December 1 of each calendar year under the Plan; provided, however, that the first Offering shall commence on the date set by the Plan Administrator as of the Enrollment Date for the first Offering and shall continue for 18 months thereafter. The Board of Directors shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings, however, in no event, shall the duration of an Offering extend beyond 18 months. Any such change shall be announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

2.18 Participant shall mean any Employee who is participating in any Offering under the Plan pursuant to Article III.

2.19 Participating Subsidiary shall mean each Subsidiary designated by the Board of Directors of the Company as a Participant in the Plan.

2.20 Payroll Deduction Authorization Form shall mean the form provided by the Company on which a Participant shall elect to participate in the Plan and designate the percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

2.21  Plan shall mean this document.

2.22 Plan Administrator shall mean the Board of Directors or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board of Directors, as described in Article IX.

2.23 Purchase Date shall mean the last Business Day of each of the third, sixth, ninth, twelfth, fifteenth and eighteenth months of the Offering.

2.24 Retirement shall mean a Participant's termination of Employment on or after attaining the age of 65 or after the Plan Administrator has determined that he or she has suffered a Disability.

2.25  Share shall mean one share of Common Stock.

2.26 Subsidiary shall mean any corporation, association or other business entity at least fifty percent (50%) or more of the total combined voting power of all classes of stock of which is owned or controlled directly or indirectly by the Company or one or more of such Subsidiaries or both.

2.27 Valuation Date shall mean the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under
Section 6.2 (a). If the Enrollment Date is not a date on which the fair market value may be determined in accordance with Section 6.3, the Valuation Date shall be the last Business Day prior to the Enrollment Date for which such fair market value may be determined.

2.28  Vested shall mean non-forfeitable.

                                ARTICLE III

                         EMPLOYEE PARTICIPATION

3.1 Participation. Subject to the provisions of this Article III, an Employee may elect to participate in the Plan effective as of any Enrollment Date, by completing and filing a Payroll Deduction Authorization Form as provided in Section 4.1. As of each Enrollment Date, the Company hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date.

3.2  Requirements for Participation.

    (a) A person shall become eligible to participate in the Plan on the first Enrollment Date on which he or she first meets all of the following requirements; provided, however, that no one shall become eligible to participate in the Plan prior to the Enrollment Date of the first Offering provided for in Section 2.17:

        (i) The person is an Employee of the Employer;

       (ii) The person's customary period of Employment is for more than twenty (20) hours per week;

      (iii) The person's customary period of Employment is for more than five (5) months in any calendar year.

    (b) Employees who are also directors or officers of the Company may participate only in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time.

    (c) Any eligible Employee may enroll or be automatically re-enrolled in the Plan as of the Enrollment Date of any Offering, subject to the following provisions:

       (i)  In order to enroll in the Plan initially, an eligible
Employee must complete, sign and submit to the Company the following form:

           (A) Payroll Deduction Authorization Form.  Any
Payroll Deduction Authorization Form received by the Company on or before any Enrollment Date will be effective on that Enrollment
Date.


     (ii) Automatic re-enrollment to a lower priced Offering. If the fair market value on the Valuation Date of an Offering in which a Participant is enrolled (the "Current Offering") is equal to or greater than the fair market value on the Valuation Date of a succeeding Offering (the "Succeeding Offering"), the Participant's enrollment in the Current Offering automatically will be terminated following the Purchase of Shares under the Current Offering on the Purchase Date that occurs immediately prior to the Enrollment Date of the Succeeding Offering, and the Participant will automatically be enrolled in the Succeeding Offering. A participant may elect to remain in the Current Offering by delivery of a written notice to the Company declaring such election prior to the Enrollment Date of the Succeeding Offering.


     (iii) Absent withdrawal from the Plan pursuant to Section 7.4, a Participant will automatically be re-enrolled in the Plan on the next Enrollment Date immediately following the expiration of the Offering of which he or she is then a Participant.

   (d) An Employee may participate in only one Offering at any one time.

   (e) A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when any of the following occurs:

      (i) The entity of which the Participant is an Employee ceases to be an Employer as defined in Section 2.14.

     (ii) The Participant ceases to meet the eligibility requirements of Section 3.2(a).

3.3  Limitations on Participation.

    (a) No Employee may obtain a right to purchase Shares under the Plan if, immediately after the right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of determining share ownership, the rules of
Section 425(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not Vested, shall be treated as Shares owned by the Employee.

    (b) No Employee may obtain a right to purchase Shares under the Plan that permits the Employee's rights to purchase Shares under the Plan and any other employee stock purchase plan of the Company or any parent or Subsidiary of the Company to accrue at a rate which exceeds $25,000 in fair market value of Shares (determined as of the Enrollment Date ) for each calendar year of the Offering. This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

   (c) The maximum number of Shares that an Employee may purchase in an Offering shall not exceed 10,000 Shares, no more than one-sixth of which may be purchased on any Purchase Date with respect to that Offering.

3.4  Termination of Participation.  Unless Section 7.2 applies, a
Participant whose participation is terminated in accordance with Section 3.2(e) shall have the rights provided in Section 7.1.

3.5 Voluntary Participation. Participation in the Plan shall be voluntary.

                              ARTICLE IV

                          PAYROLL DEDUCTIONS

4.1  Payroll Deduction Authorization.  An Employee may contribute to the
Plan only by means of payroll deductions. A Payroll Deduction Authorization Form must be filed with the Company's stock administration department no later than the Enrollment Date for an Offering, provided that payroll deductions will not become effective sooner than the next pay period after receipt of the authorization.

4.2 Amount of Deductions. A Participant may specify that he or she desires to make contributions to the Plan at a rate not less than two percent (2%) and not more than ten percent (10%) of the Participant's Compensation during each pay period in the Offering, or such other minimum or maximum percentages as the Plan Administrator shall establish from time to time. Such specification shall apply during any period of continuous participation in the Plan, unless modified or terminated as provided in Section 4.5 or as otherwise provided in the Plan. If a payroll deduction cannot be made in whole or in part because the Participant's pay for the period in question is insufficient to fund the deduction after having first withheld all other amounts deductible from his or her pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent pay checks.

4.3 Commencement of Deductions. Payroll deductions for a Participant shall commence with the next pay period following receipt of the Payroll Deduction Authorization Form and shall continue indefinitely, unless modified or terminated as provided in Section 4.5 or as otherwise provided in the Plan.

4.4 Accounts. All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant's Account during the preceding three months and the number of Shares purchased and delivered to the Custodian for deposit into the Participant's Custodian Account.

4.5  Modification of Authorized Deductions.   A Participant may increase
or decrease the amount of his or her payroll deduction by filing an amended Payroll Deduction Authorization Form with the Company's stock administration department at any time. The change may not become effective sooner than the next pay period after receipt of the authorization.

                                 ARTICLE V

                             CUSTODY OF SHARES

5.1 Delivery and Custody of Shares. Shares purchased pursuant to the Plan shall be delivered to and held by the Custodian.

5.2  Custodian Account.  As soon as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant's Account. The Shares will be held in a Custodian Account
specifically established for this purpose.   An Employee must open a Custodian
Account with the Custodian in order to be eligible to purchase Shares under the Plan. By enrolling in the Plan initially and completing a Payroll Deduction Authorization Form, the Participant authorizes the Company to open an Account with the Custodian.

5.3 Transfer of Shares. Upon receipt of appropriate instructions from a Participant on forms provided for that purpose, the Custodian will transfer into the Participant's own name all or part of the Shares held in the Participant's Custodian Account and deliver such Shares to the Participant.

5.4 Statements. The Custodian will deliver to each Participant a quarterly statement showing the activity of the Participant's Custodian Account and the balance as to both Shares and cash. Participants will be furnished such other reports and statements, and at such intervals, as the Custodian and Plan Administrator shall determine from time to time.

                               ARTICLE VI

                           PURCHASE OF SHARES

6.1  Purchase of Shares.  Subject to the limitations of Article III and
Article VII, on each Purchase Date in an Offering, the Company shall apply the amount credited to each Participant's Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in Section 6.2, and shall promptly deliver such Shares to the Custodian for deposit into the Participant's Custodian Account. Payment for Shares purchased under the Plan will be made only through payroll withholding in accordance with Article IV.

6.2 Price. The price of Shares to be purchased under Section 6.1 on any Purchase Date shall be the lower of:

    (a) Eighty-five percent (85%) of the fair market value of the Shares on the Enrollment Date of the Offering; or

    (b) Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

6.3  Fair Market Value.

    (a) The fair market value of the Shares on any date shall be equal to the closing price of such Shares on the Valuation Date, as reported on the NASDAQ National Market System or such other quotation system that supersedes it.

    (b) If (a) is not applicable, the fair market value of the Shares shall be determined by the Plan Administrator in good faith. Such determination shall be conclusive and binding on all persons.

6.4 Unused Contributions. Any amount credited to a Participant's Account and remaining herein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant's Account for application on the next Purchase Date under the Current Offering or the Succeeding Offering.

                               ARTICLE VII
                       TERMINATION AND WITHDRAWAL

7.1 Termination of Employment. Upon termination of a Participant's Employment for any reason other than as set forth in Section 7.2, the payroll deductions credited to such Participant's Account shall be returned to the Participant. A Participant shall have no right to acquire Shares upon termination of his or her Employment.

7.2 Termination upon Death, Retirement or Disability. Upon termination of the Participant's Employment because of his or her Death, Retirement or Disability, the payroll deductions credited to his or her Account shall be used to purchase Shares as provided in Article VI on the next Purchase Date. Any remaining balance in the Participant's Account shall be returned to him or her or, in the case of death, any Shares purchased and any remaining balance shall be transferred to the deceased Participant's Beneficiary, or if none, to his or her estate.

7.3 Designation of Beneficiary. Each Participant may designate, revoke and re-designate Beneficiaries. This action shall be taken in writing on a form provided by the Plan Administrator and shall be effective upon delivery to the Plan Administrator.

7.4 Withdrawal. A Participant may withdraw the entire amount credited to his or her Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Company, but in no case may a Participant withdraw amounts within the 15 days immediately preceding a Purchase Date for that Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal and no further payroll deductions shall be made from his or her Compensation unless a Payroll Deduction Authorization Form directing further deductions is or has been submitted.

7.5  Status of Custodian Account.

    (a) Upon the termination of a Participant's Employment as set forth in Section 7.1, the Participant may,

        (i) Elect to retain with the Custodian the Shares held in the Participant's Custodian Account. The Participant will bear the cost of any annual fees resulting from maintaining such account.

       (ii) Request issuance of the Shares held in the Participant's Custodian Account by submitting to the Custodian the appropriate forms provided for that purpose.

    (b) Upon the termination of a Participant's Employment as set forth in Section 7.2, any shares held by the Custodian for the Participant's Account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the Participant upon a proper showing of authority.

                             ARTICLE VIII

                    SHARES PURCHASED UNDER THE PLAN

8.1  Source and Limitation of Shares.

    (a) The Company has reserved for sale under the Plan 8,700,000 [6,950,0006,950,000] shares of its Common Stock, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.2. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all Shares sold under the Plan regardless of source shall be counted against the 8,700,000
[6,950,0006,950,000] Share limitation.

   (b) If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Company prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administration shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant's Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby. Any amount remaining in a Participant's Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. Determination by the Plan Administrator in the regard shall be
final, binding and conclusive on all persons.   No deductions shall be
permitted under the Plan at any time when no Shares are available.

8.2  Delivery of Shares.  As promptly as practicable after each Purchase
Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant's Account.

8.3 Interest in Shares. The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Employer to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Company. After the purchase of the Shares, the Participant shall be entitle to all rights of a stockholder of the Company.

                                ARTICLE IX

                              ADMINISTRATION

9.1 Plan Administrator. At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time. Each member of the Committee shall be either a director, an officer or an Employee of the Company. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until he or she dies, resigns or is removed from office by the Board of Directors.

9.2  Powers.

    (a) The Plan Administrator shall be vested with full authority to make, administer and interpret all rules and regulations, as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all other persons claiming under or through any Participant.

    (b) The Plan Administrator shall adopt such procedures as are necessary and appropriate to permit participation in the Plan by eligible Employees who are foreign nationals or employed outside of the United States.

    (c) The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

                                 ARTICLE X

                CHANGES IN CAPITALIZATION, MERGER, ETC.

10.1 Rights of the Company. The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or other changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

10.2 Recapitalization. Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section
8.1 and the price per share shall be proportionately adjusted for any increase of decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares) or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company.

10.3 Consolidation or Merger. In the event of the consolidation or merger of the Company with or into any other business entity, or the sale by the Company of substantially all of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietors. If, within 90 days after the effective date of a consolidation, merger or sale of assets, the successor corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 13.1.

                               ARTICLE XI

                       TERMINATION OF EMPLOYMENT

11.1 Vacation or Leave of Absence. A person's Employment shall not terminate on account of an authorized leave of absence, sick leave or vacation, or on account of a military leave described in Section 11.2, or a direct transfer between Employers. Failure to return to work upon expiration of any leave of absence, sick leave or vacation shall be considered a resignation effective as of the expiration of such leave of absence, sick leave or vacation.

11.2 Military Leave. Any Employee who leaves the Employer directly to perform services in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling the Employee to reemployment rights provided by the laws of the United States, shall be on military leave. An Employee's military leave shall expire if the Employee voluntarily resigns from the Employer during the leave or if he or she fails to make application for reemployment within a period specified by such law for the preservation of employment rights. In such event, the individual's Employment shall terminate by resignation on the day the military leave expires.

                              ARTICLE XII

                 STOCKHOLDER APPROVAL AND RULINGS

The Plan is expressly made subject (a) to the approval of the holders of a majority of the outstanding shares of the Company within 12 months after the date the Plan is adopted and (b) at its election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming the qualification of the Plan within the meaning of Section 423 of the Internal Revenue Code of 1986. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted and if, at the election of the Company a ruling from the Internal Revenue Service is sought but is not received on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to him.

                             ARTICLE XIII

                       MISCELLANEOUS PROVISIONS

13.1  Amendment and Termination of the Plan.

    (a) The Board of Directors of the Company may at any time amend the Plan. Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares previously granted to any Participant. No amendment shall be made without prior approval of the stockholders of the Company if the amendment would:

        (i) Permit the sale of more Shares than are authorized under Section 8.1;

       (ii) Permit the sale of Shares to Employees of entities which are not Employers as defined in Section 2.13;

      (iii) Materially increase the benefits accruing to Participants under the Plan; or

       (iv) Materially modify the requirements as to eligibility for participation in the Plan.

    (b) The Plan is intended to be a permanent program, but an Employer shall have the right at any time to declare the Plan terminated completely as
to it.   Upon such termination, amounts credited to the Accounts of
Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

13.2 Non-Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section 7.2, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Company may treat any such act as an election to withdraw funds in accordance with Section 7.4.

13.3 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate the payroll deductions.

13.4  Expenses.   All expenses of administering the Plan shall be borne by
the Company and its Subsidiaries. The Company will not pay expenses, commission or taxes incurred in connection with sales of Shares by the Custodian at the request of a Participant. Expenses to be paid by a Participant will be deducted from the proceeds of sale prior to remittance.

13.5 No Interest. No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant's Account.

13.6 Registration and Qualification of Shares. The offering of Shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

13.7 Responsibility and Indemnity. Neither the Company, any Subsidiary of the Company, its Board of Directors, the Custodian, nor any member, officer, agent, or employee of any of them, shall be liable to any Participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, office, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

13.8 Plan Not a Contract of Employment. The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for or an inducement or a condition of the employment of an Employee. Except as otherwise required by law, or any applicable collective bargaining agreement, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to any Employee, Participant, or Beneficiary. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

13.9 Service of process. The Secretary of the Company is hereby designated agent for service or legal process on the Plan.

13.10 Notice. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Company prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

13.11 Governing Law. The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance with it. To the extent that state law is applicable, however, the laws of the State of Oregon shall apply.

13.12 Plurals. Where the context so indicates, the singular shall include the plural and vice versa.

13.13 Titles. Titles of Articles and Sections are provided herein for convenience only and are not to serve as the basis for interpretation or construction of the Plan.

13.14 References. Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

                                 PROXY


                           VOTING INSTRUCTIONS
      TO THE TRUSTEE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      SEQUENT COMPUTER SYSTEMS, INC.

         For the Annual Meeting of Shareholders on May 20, 1998

The undersigned hereby authorizes and instructs the Trustee of the Sequent Computer Systems, Inc. 401(K) Plan to represent and vote, as designated below, all shares of Common Stock of Sequent Computer Systems, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on May 20, 1998 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

Please mark this proxy as indicated on the reverse side to vote on any item.
Promptly return this proxy in the enclosed envelope.


COMMENT/ADDRESS CHANGE:  PLEASE MARK
COMMENT/ADDRESS BOX ON REVERSE SIDE


            (Continued and to be signed on other side)


Annual Meeting of Shareholders
Wednesday, May 20, 1998
9:00 a.m.

Sequent Computer Systems, Inc.
15450 S.W. Koll Parkway
Beaverton, Oregon


_____________________
   COMMON  - 401(K)


The Board of Directors recommends a vote for the nominees and proposals listed below.

                                                      FOR   AGAINST   ABSTAIN
Item 1 - ELECTION OF DIRECTORS


   FOR all nominees listed (except for those nominees whose names are lined through below), or, if any named nominee is unable to serve, for a substitute nominee.

   Steve S. Chen, John McAdam, Frank C. Gill, Michael S.
   Scott Morton, Karl C. Powell, Jr., Robert W. Wilmot

__ WITHHELD AUTHORITY to vote for all nominees listed above.

Item 2 - PROPORSAL TO APPROVE THE COMPANY'S
   EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Item 3 - PROPOSAL TO RATIFY SELECTION OF
   PRICE WATERHOUSE AS INDEPENDENT
   AUDITORS OF THE COMPANY.

Item 4 - IN THEIR DISCRETION, THE PROXIES ARE
   AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
   AS MAY PROPERLY COME BEFORE THE MEETING

THE SHARES REPRESENTED BY THIS PROXY WILL
BE VOTED AS SPECIFIED HEREON, BUT IF NO
SPECIFICATION IS MADE, THE TRUSTEE WILL
VOTE ALL OF THE SHARES FOR WHICH YOU ARE
ENTITLED TO PROVIDE INSTRUCTION IN THE
SAME PROPORTION AS SHARES FOR WHICH
INSTRUCTIONS ARE RECEIVED.  THE TRUSTEE
MAY VOTE ACCORDING TO ITS DISCRETION ON
ANY OTHER MATTER WHICH MAY PROPERLY COME
BEFORE THE MEETING.

COMMENTS/ADDRESS CHANGE

Please mark this box if you have
written comments/address change on the
reverse side.

Receipt is hereby acknowledged of the
Sequent Computer Systems, Inc. Notice
of Meeting and Proxy Statement.

Signature(s):
______________________________________________________________________
Date: ______________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full
corporate name by President or other authorized officer.   If a partnership,
please sign in partnership name by authorized person.

                        FOLD AND DETACH HERE


                               PROXY

Annual Meeting of Shareholders of Sequent Computer Systems, Inc. May 20, 1998

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Karl C. Powell, Jr., John McAdam and
Robert S. Gregg, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Sequent Computer Systems, Inc. on May 20, 1998 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.


COMMENT/ADDRESS CHANGE:  PLEASE MARK
COMMENT/ADDRESS BOX ON REVERSE SIDE


(Continued and to be signed on other side)


Annual Meeting of Shareholders
Wednesday, May 20, 1998
9:00 a.m.

Sequent Computer Systems, Inc.
15450 S.W. Koll Parkway
Beaverton, Oregon

_____________________
        COMMON

The Board of Directors recommends a vote for the nominees and proposals listed below.

                                                      FOR   AGAINST   ABSTAIN
Item 1 - ELECTION OF DIRECTORS

  FOR all nominees listed (except for those nominees whose names are lined through below), or, if any named nominee is unable to serve, for a substitute nominee.

  Steve S. Chen, John McAdam, Frank C. Gill, Michael S.
  Scott Morton, Karl C. Powell, Jr., RObert W. Wilmot

__ WITHHELD AUTHORITY to vote for all nominees listed above.

Item 2 - PROPOSAL TO APPROVE THE COMPANY'S
   EMLOYEE STOCK PURCHASE PLAN, AS AMENDED.

Item 3 - PROPOSAL TO RATIFY SELECTION OF
   INDEPENDENT AUDITORS OF THE COMPANY.

Item 4 - IN THEIR DISCRETION, THE PROXIES ARE
   AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
   AS MAY PROPERLY COME BEFORE THE MEETING

THE SHARES REPRESENTED BY THIS PROXY WILL
BE VOTED AS SPECIFIED HEREON, BUT IF NO
SPECIFICATION IS MADE, THIS PROXY WILL BE
VOTED FOR THE ELECTION OF THE NOMINEES
INDICATED AND FOR APPROVAL OF PROPOSAL
NOS. 2 AND 3.

COMMENTS/ADDRESS CHANGE

Please mark this box if you have
written comments/address change on the
reverse side.

Receipt is hereby acknowledged of the
Sequent Computer Systems, Inc. Notice
of Meeting and Proxy Statement.

Signature(s):
______________________________________________________________________
Date: ______________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full
corporate name by President or other authorized officer.   If a partnership,
please sign in partnership name by authorized person.

                           FOLD AND DETACH HERE